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                                                                    EXHIBIT 10.5

                             CONTRIBUTION AGREEMENT


     This CONTRIBUTION AGREEMENT (THIS "AGREEMENT") entered into and made effective as of July ___, 1997, the closing date (THE "CLOSING DATE") of the rights offering of Common Stock, &.01 par value per share, (THE "OFFERING") on a Form S-11 Registration Statement (THE "REGISTRATION STATEMENT") of IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC., a Maryland corporation (THE "COMPANY"), is by and between the Company and IMPERIAL CREDIT MORTGAGE HOLDINGS, INC., a Maryland corporation ("IMH").

                                   BACKGROUND

     A. In January 1997, Imperial Commercial Capital Corporation was incorporated under the laws of the state of California ("ICCC").

     B. In February 1997, IMH purchased all of the non-voting Preferred Stock (THE "PREFERRED STOCK") of ICCC, which represents 95% of the economic interest in ICCC, for $500,000.

     C. ICCC, through three divisions, operates as the conduit operations of the Company by originating, purchasing, and selling or securitizing Commercial Mortgages, as defined in the Registration Statement.

     D. In furtherance of the foregoing, on the Closing Date, IMH will contribute to the Company, and the Company will accept, 100% of the Preferred Stock presently owned by IMH in exchange for that number of shares of the Company's Class A Common Stock (THE "CLASS A STOCK") equal to the product of 95% of the estimated fair value of ICCC on the Closing Date divided by the Subscription Price (as defined in the Registration Statement) of the Company's Common Stock issued in the Offering.

     E. This Agreement is intended to accomplish and memorialize the above contribution, to provide certain agreements applicable to the relationship between the Company and IMH, and thereby effectuate the intent of the parties hereto.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and conditions hereof, the parties agree as follows:

     1.   Contribution.  Subject to and upon the terms and conditions hereof, on
          ------------
the date hereof, (a) IMH shall contribute (THE "CONTRIBUTION") to the Company, and the Company agrees to accept from IMH, free and clear of all liens, claims and encumbrances thereon, all of the Preferred Stock of ICCC presently owned by IMH and (b) in consideration therefor, the Company hereby covenants that on the date hereof, the Company shall issue or cause to be issued to IMH, _________ validly issued, fully paid and nonassessable shares of its Class A Stock, which number is equal to the

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product of 95% of the estimated fair value of ICCC on the date hereof divided by the Subscription Price of the Company's Common Stock issued in the Offering.

     2.   Transfer of Stock.
          -----------------

          (a) On the Closing Date, IMH conveys, assigns, transfers and delivers to the Company and the Company hereby acquires from IMH all of its rights, title and interest in and to the Preferred Stock.

          (b) The Contribution in Subsection (a) above, shall only be effective upon the issuance by the Company to IMH of _______ shares of its Class A Stock, as determined in Section 1 on the Closing Date.

          (c) Following the Contribution, IMH shall take all necessary steps to register the transfer of the Preferred Stock in the shareholder ledger of ICCC. Any stock transfer or other taxes payable in connection with the Contribution pursuant to this Agreement shall be paid by IMH. IMH shall also provide the Company with such further documents as the Company may reasonably request to effectuate the Contribution. From time to time, at the request of the Company whether at or after the Closing Date, IMH shall execute and deliver such instruments of conveyance of the Preferred Stock as the Company may need in order to more effectively convey the Preferred Stock to the Company.

     3.   Indemnification.
          ---------------

          (a) The Company shall indemnify and hold harmless IMH against and in respect of any and all damages, claims, losses, liabilities and expenses incurred by IMH which arise out of or relate to (i) any breach or violation of this Agreement by the Company, (ii) any breach of any of the representations or warranties made in this Agreement by the Company, and (iii) the ownership of the Preferred Stock on or after the Closing Date.

          (b) IMH shall indemnify and hold harmless the Company against and in respect of any and all damages, claims, losses, liabilities and expenses incurred by the Company which arise out of or relate to (i) any breach or violation of this Agreement by IMH, (ii) any breach of any of the representations or warranties made in this Agreement by IMH, and (iii) the ownership of the Class A Stock on or after the Closing Date.

     4.   Representations and Warranties.
          ------------------------------

               a. IMH hereby represents and warrants to the Company as follows:

                    (1) Corporate Existence. IMH is duly organized, validly
                        -------------------
existing and in good standing under the laws of Maryland, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in

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good standing under the laws of such jurisdictions where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of IMH and its subsidiaries, taken as a whole.

          (2) Corporate Power; Authorization; Enforceable Obligations. IMH has
              -------------------------------------------------------
the power, authority and legal right to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of IMH, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by IMH in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of IMH and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of IMH enforceable against IMH in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws now or hereafter in effect relating to the rights and remedies of creditors generally, and general principles of equity.

          (3)  No Legal Bar to This Agreement.  The execution, delivery and
               ------------------------------
performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on IMH, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding IMH, or the charter or bylaws of, or any securities issued by IMH, or of any mortgage, indenture, lease, contract, or other agreement, instrument, undertaking or other arrangement of any character or nature whatsoever to which IMH is a party or by which it or its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of IMH and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

          (4)  Marketable Title. Upon consummation of the transaction
               ----------------
contemplated by this Agreement, the Company will have good and marketable title in and to the Preferred Stock, free and clear of all liens, charges, claims, pledges, options, security interests, encumbrances and restrictions of every kind.

          (5)  Issued and Outstanding Preferred Stock.  The issued and
               --------------------------------------
outstanding Preferred Stock of ICCC consists of 9,500 shares, of which, prior to the Closing Date, IMH is the sole lawful record and beneficial owner. The Preferred Stock has been duly authorized

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and validly issued and is free of any pre-emptive rights and is entitled to the rights, privileges and preferences set forth in ICCC's Articles of Incorporation attached as Exhibit "A" hereto.

               b. The Company hereby represents and warrants to IMH as follows:

                    (1) Corporate Existence. The Company is duly organized, validly existing and in good standing under the laws of Maryland, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole.

                    (2) Corporate Power; Authorization; Enforceable Obligations.
                        -------------------------------------------------------
The Company has the corporate power, authority and legal right to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and its execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                    (3) No Legal Bar to This Agreement. The execution, delivery
                        ------------------------------
and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the charter or bylaws of, or any securities issued by the Company, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provision of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                    (4)  Validly Issued. The Class A Stock has been duly
                         --------------
authorized, validly issued and, upon consummation of the transaction contemplated by this Agreement, fully paid and non-assessable.

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     5.   Arbitration.
          -----------

          (a) Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to the other that a controversy, dispute or claim exists), will be settled by binding arbitration in Orange County, California in accordance with the provisions of the Judicial Arbitration and Mediation Services, which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim, and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Orange County (THE "COURT"). Any decision rendered by the arbitrator and such arbitration will be final, binding and conclusive and judgment shall be entered pursuant to the California Code of Civil Procedure Section 644 in any court in the State of California having jurisdiction.

          (b) Except as expressly set forth in this Agreement, the arbitrator shall determine the manner in which the proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the proceeding. All proceedings and hearings conducted before the arbitrator, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the arbitrator. The party making such a request shall have the obligation to arrange for any pay for the court reporter. The costs of the court reporter shall be borne equally by the parties.

          (c) The arbitrator shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the state of California will be applicable to the proceeding. The arbitrator shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The arbitrator shall issue a single judgment at the close of the proceeding which shall dispose of all of the claims of the parties that are the subject of the proceeding. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the arbitrator. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a proceeding governed under this provision.


     6.   Notices.   All notices, requests, demands and other communications
          -------
provided for hereunder shall be in writing (including telegraphic or facsimile communications) and shall be in mailed (return receipt requested), telegraphed, sent by facsimile, overnight courier or hand delivered to each party at the address set forth as follows, or at such other address as either party may designate by notice to the others, and any such notice, request, demand or other communication shall be effective upon receipt:

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     The Company:        Imperial Credit Commercial Holdings, Inc.
                         20371 Irvine Avenue
                         Santa Ana Heights, CA 92707
                         Telephone:    (714) 556-0122
                         Facsimile:    (714) 433-2122
                         Attention:    Joseph R. Tomkinson
                                       Chief Executive Officer

     IMH:                Imperial Credit Mortgage Holdings, Inc.
                         20371 Irvine Avenue
                         Santa Ana Heights, CA 92707
                         Telephone:    (714) 556-0122
                         Facsimile:    (714) 438-2150
                         Attention:    William S. Ashmore
                                       President


     7.   Amendments.    This Agreement shall not be amended, changed, modified,
          ----------
terminated or discharged in whole or in part except by an instrument in writing signed by all parties hereto, or their respective successors or assigns, or
otherwise as provided herein.   The parties hereto agree that in no event shall
an oral modification of this Agreement be enforceable or valid.

     8.   Attorneys' Fees.  In the event that any party shall bring an action or
          ---------------
proceeding in connection with the performance, breach or interpretation hereof, then the prevailing party in such action as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expense of litigation or arbitration, including reasonable attorney's fees, court costs, costs of investigation and other costs reasonably related to such proceeding.

     9.   Successors and Assigns.  This Agreement shall become effective when it
          ----------------------
is executed by all parties and thereafter shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     10.  Entire Agreement.  This Agreement contains the entire agreement of the
          ----------------
parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior agreements, written or oral, between the parties hereto.

     11.  Waiver.  Any forbearance by a party to this Agreement in exercising
          ------
any right or remedy under this Agreement or otherwise afforded by applicable law shall not be a waiver of or preclude the exercise of that or any other right or remedy.

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     12.  Headings and Cross References.  The section headings hereof have been
          -----------------------------
inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement. Any reference in this Agreement to a "Section" or "Subsection" shall be construed, respectively, as referring to a section of this Agreement or a subsection of a section of this Agreement.

     13.  Severability.  The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect.

     14.  Choice of Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California applicable to contracts made and performed in said State, without regard to conflicts of laws principals.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed shall be deemed an original, and which taken together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, this Agreement is executed on behalf of the parties by duly authorized representatives as of the date first above written.


                         IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.



                         By:_______________________________
                            Name:  Joseph R. Tomkinson
                            Title: Chief Executive Officer



                         IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.



                         By:_______________________________
                            Name:  William S. Ashmore
                            Title: President

                                       8
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                                   EXHIBIT A

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION
                    ---------------------------------------

                           ARTICLES OF INCORPORATION
                           -------------------------